EXHIBIT 10.28

Principal Amount: $50,000.00

Dated: February 15, 2002

NOTE

This Note is made and entered into effect as of this 15th day of February, 2002 by and between ATSI Communications, Inc., a Delaware corporation (“ATSI”) with its principal place of business located at 6000 Northwest Parkway, Suite 110, San Antonio, Texas, and TeleSpan, Inc. (“Accomodation Maker”), a Texas corporation and wholly-owned subsidiary of ATSI located at 6000 Northwest Parkway, San Antonio, Texas, and GlobalSCAPE, Inc. (“Lender”), located at 6000 Northwest Parkway, Suite 100, San Antonio, Texas.

For value received, ATSI promises to pay FIFTY THOUSAND U.S. Dollars ($50,000) to the order of Lender at 6000 Northwest Parkway, Suite 100, San Antonio, Texas, or such other place in San Antonio, Texas as Lender may designate in writing, with interest on the unpaid principal amount at the rate of twelve percent (12%) per annum until paid in full with a final maturity of April 30, 2002. Lender may charge interest on overdue amounts at the lesser of one percent (1.0%) per month or the highest non-usurious rate permitted by applicable law.

TeleSpan executes this Note as Accomodation Maker as defined in the Texas Uniform Commercial Code and has simultaneously executed the Security Agreement dated this date to secure its obligation under this Note.

Upon and at any time after any Default (as defined below) all amounts due under this Note, at the option of Lender and without demand, notice or legal process of any kind, may be declared and immediately shall become due and payable.   “Default” shall mean the occurrence or existence of any one or more of the following events or conditions:  (i) ATSI fails to pay when due any amount due under this Note and fails to cure such late payment within five (5) days following written receipt of notice of the late payment; or (ii) ATSI makes an assignment for the benefit of creditors, or any proceeding is filed or commenced by or against ATSI under any bankruptcy, reorganization, arrangement of debt, insolvency, readjustment of debt or receivership law or statute, and any such proceeding remains undismissed or unstayed for a period of 30 days, or any of the actions sought in any such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, ATSI or for any substantial part of its property) shall occur, or ATSI shall take any action to authorize any of the actions set forth above in this subsection.

ATSI hereby waives presentment, demand of payment, protest or notice with respect to the indebtedness evidenced by this Note including, without limitation, notice the Note, or any portion thereof, is due.

If Lender prevails in any action to collect on or enforce this Note or claims arising from the execution of this Note, then Lender’s reasonable attorneys’ fees and costs will also be payable under this Note.

Neither party may assign this Note without the prior written consent of the other, which shall not be unreasonably withheld.

This Note may be modified only by a written document that refers specifically to this Note and is signed by both parties.  A party’s failure or delay in enforcing any provision of this Note will not be deemed a waiver of that party’s rights with respect to that provision or any other provision of this Note.  A party’s waiver of any of its rights under this Note is not a waiver of any of its other rights with respect to a prior, contemporaneous or future occurrence, whether similar in nature or not. This Note shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

THIS NOTE SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS, AND LENDER AGREES TO SUBMIT TO THE JURISDICATION OF THE COURTS OF THE STATE OF TEXAS FOR ALL PURPOSES.  SOLE AND EXCLUSIVE VENUE FOR ANY DISPUTE OR DISAGREEMENT ARISING UNDER OR RELATING TO THIS NOTE SHALL BE IN A COURT SITTING IN BEXAR COUNTY, SAN ANTONIO, TEXAS.

MADE this 15th day of February, 2002.

ATSI Communications, Inc.		GlobalSCAPE, Inc.

By:	/s/ H. Douglas Saathoff	By:	/s/ Tim Nicolaou
H. Douglas Saathoff		Tim Nicolaou
Chief Financial Officer		Chief Executive Officer

TeleSpan Inc. as Accomodation Maker

By:	/s/ H. Douglas Saathoff
H. Douglas Saathoff
Chief Financial Officer